Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of SB Financial Group, Inc. (the “Company”) on Form S-3 of our report dated March 10, 2017, on our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2015, which report is incorporated by reference in this Registration Statement. We also consent to the references to our firm under the caption “Experts.”

Indianapolis, Indiana

April 7, 2017